UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
May 3, 2018
(Date of earliest event reported)

Commission file number 1-7810
Energen Corporation
(Exact name of registrant as specified in its charter)

Alabama	63-0757759
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

605 Richard Arrington Jr. Boulevard North, Birmingham, Alabama	35203-2707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(205) 326-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders

The registrant's annual meeting of shareholders on May 3, 2018. There were 97,404,730 shares of common stock eligible to be voted at the Annual Meeting, and 89,158,162 shares were represented in person or by proxy. Shareholders voted on the following proposals:

1.	Three nominees for Director were elected for three-year terms expiring 2021 as follows:

	Jonathan Z. Cohen	For	56,251,518
		Against	26,006,389
		Abstain	65,160
		Broker non-votes	6,835,095

	William G. Hargett	For	80,868,118
		Against	1,409,818
		Abstain	45,131
		Broker non-votes	6,835,095

	Alan A. Kleier	For	80,985,998
		Against	1,277,449
		Abstain	59,620
		Broker non-votes	6,835,095

	One nominee for Director was elected for a two-year term expiring in 2020.

	Vincent J. Intrieri	For	55,415,188
		Against	26,842,585
		Abstain	65,294
		Broker non-votes	6,835,095

	Two nominees for Director were elected for one-year term expiring in 2019.

	Laurence M. Downes	For	81,034,271
		Against	1,226,440
		Abstain	62,356
		Broker non-votes	6,835,095

	Lori A. Lancaster	For	81,374,089
		Against	889,638
		Abstain	59,340
		Broker non-votes	6,835,095

2.	Proposal to ratify PricewaterhouseCoopers LLP as the Company’s independent registered public accountants - approved.

		For	87,869,857
		Against	1,191,568
		Abstain	96,737
		Broker non-votes	0

3.	Advisory vote on executive compensation - approved

		For	78,928,503
		Against	3,229,284
		Abstain	165,280
		Broker non-votes	6,835,095

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION
(Registrant)

May 4, 2018	By /s/ John K. Molen
John K. Molen
Vice President, General Counsel and Secretary of Energen Corporation

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